SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the  Registrant  /X/
Filed by a party  other  than the  Registrant / /
Check the appropriate box:

     / / Preliminary proxy statement         / / Confidential,  for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
     /X/   Definitive proxy statement
     / /   Definitive additional materials
     / /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                           Darling International Inc.
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   /X/  No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:



       / /  Fee paid previously with preliminary materials:


       / / Check box if any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, schedule or registration statement no.:

         (3)    Filing party:

         (4)    Date filed:

                           DARLING INTERNATIONAL INC.
                          251 O'Connor Ridge Boulevard
                                    Suite 300
                               Irving, Texas 75038



                                                               October 7, 1997



To the Stockholders of Darling International Inc.:

         You are cordially invited to attend a special meeting of stockholders of Darling International Inc. (the "Company") to be held on October 28, 1997 at 10:00 a.m., at The Mansion on Turtle Creek, 2821 Turtle Creek, Dallas, Texas.

         At this meeting, we are seeking approval of (1) an amendment to the Company's Certificate of Incorporation which will (1) increase the number of shares of common stock that the Company is authorized to issue to twenty-five million (25,000,000) shares; (2) effect a three-for-one stock split; and (3) authorize one million (1,000,000) shares of preferred stock issuable in series with the terms of each series to be fixed by the Board of Directors of the Company. On August 20, 1997, the Company's Board of Directors (a) declared a three-for-one stock split (to be effected in the form of a stock dividend) subject to obtaining stockholder approval of this amendment and (b) authorized the listing of the Company's Common Stock on the American Stock Exchange, Inc. The objectives of the stock split include broadening the distribution and improving the marketability of the common stock of the Company. The increase in the number of authorized shares of common stock of the Company would be used in part to effect this stock split. The availability of additional authorized but unissued common stock and preferred stock is intended to facilitate future transactions such as acquisitions, equity financings or stock splits.

          Please read the enclosed materials carefully and return your proxy as soon as possible. Thank you.

                                                    Sincerely,

                                                    /s/  Joseph R. Weaver, Jr.
                                                    --------------------------
                                                    Joseph R. Weaver, Jr.
                                                    Secretary

                           DARLING INTERNATIONAL INC.
                          251 O'Connor Ridge Boulevard
                                    Suite 300
                               Irving, Texas 75038

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be held October 28, 1997


To the Stockholders of Darling International Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Darling International Inc. will be held on October 28, 1997 at 10:00 a.m., at The Mansion on Turtle Creek, 2821 Turtle Creek, Dallas, Texas for the following purposes:

          (1) to approve an amendment to Article Four of the Certificate of Incorporation of Darling International Inc. to increase the total number of shares of common stock, par value $0.01 per share (the "Common Stock"), which Darling International Inc. has the authority to issue from ten million (10,000,000) shares to twenty-five million (25,000,000) shares in order to effect a three-for-one stock split of the Common Stock (in the form of a stock dividend) and to increase the amount of the authorized but unissued Common Stock;

          (2) to approve an amendment to Article Four of the Certificate of Incorporation of Darling International Inc. to authorize one million (1,000,000) shares of preferred stock issuable in series with the terms of each series to be fixed by the Company's Board of Directors; and

          (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                  The Board of Directors has fixed the close of business on September 2, 1997 as the record date for determination of stockholders entitled to notice of and vote at the meeting or any adjournment or postponement thereof.

         STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                             By Order of the Board of Directors



                                             /s/  Joseph R. Weaver, Jr.
                                             --------------------------
                                             Joseph R. Weaver, Jr.
                                             Secretary

                                             October 7, 1997

                           DARLING INTERNATIONAL INC.
                          251 O'Connor Ridge Boulevard
                                    Suite 300
                               Irving, Texas 75038


                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held October 28, 1997

         The enclosed proxy is solicited by the Board of Directors of Darling International Inc. (the "Company"). This Proxy Statement and the accompanying form of proxy, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to stockholders of the Company on or about October 10, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders (the "Meeting") to be held at The Mansion on Turtle Creek, 2821 Turtle Creek, Dallas, Texas, on October 28, 1997, at 10:00 a.m.

                               PURPOSE OF MEETING

         At the meeting, action will be taken to (1) approve an amendment to Article Four of the Company's Certificate of Incorporation to increase the total number of shares of common stock, par value $0.01 per share, (the "Common Stock"), which the Company shall have the authority to issue from ten million (10,000,000) shares to twenty-five million (25,000,000) shares and (2) approve an amendment to Article Four of the Company's Certificate of Incorporation to authorize one million (1,000,000) shares of preferred stock issuable in series with the terms of each series to be fixed by the Company's Board of Directors. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

         Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of the Company, and, immediately after reviewing the information contained in this Proxy Statement, return it in the envelope provided for that purpose. If the accompanying proxy card is properly signed and returned to the Company prior to the Meeting, it will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR approval of each of the amendments to Article Four of the Company's Certificate of Incorporation.

                  INFORMATION REGARDING SOLICITATION AND VOTING

Solicitation of Proxies

         The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telegraph or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Revocation of Proxy

         Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of the Company of such revocation, voting in person at the Meeting, or executing and delivering to the Secretary of the Company a later-dated proxy.

Quorum and Voting Requirements

         Only stockholders of record as of the close of business on September 2, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 5,168,784 shares of the Company's Common Stock, issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

         Approval of each of the proposals to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of outstanding Common Stock entitled to vote thereon. Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Since each of the amendments to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock, abstention votes will have the effect of a negative vote.

         Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

         Unless otherwise noted, all share numbers in this proxy statement are stated without giving effect to the Company's proposed three-for-one stock split.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of October 1, 1997, by each person or group within the meaning of Rule 13(d)-3 under the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:


                                                     Amount and
                                                     Nature of
                  Name and Address                   Beneficial         Percent
                 of Beneficial Owner                 Ownership (1)      of Class
               ------------------------             --------------     ---------

     Phoenix Partners LP............................     86,980            1.68%
     Betje Partners.................................     30,384            0.59%
     Phaeton International Ltd. ....................     60,783            1.17%
     Morgens Waterfall Income Partners LP...........     77,729            1.50%
     Morgens, Waterfall, Vintiadis & Company, Inc...    238,204 (2)        4.59%
     Restart Partners L.P...........................    466,940            8.98%
     Restart Partners II, L.P.......................    685,339           13.17%
     Restart Partners III, L.P......................    481,979            9.27%
     Restart Partners IV, L.P.......................    300,123            5.78%
     Restart Partners V, L.P........................     50,000            0.96%
     MWV Employee Retirement Plan Group Trust.......     23,373            0.45%
     The Common Fund for Non-Profit Organizations...    147,037            2.83%
     Edwin H. Morgens...............................  2,387,294 (3)       45.44%
     John C. Waterfall .............................  2,398,794 (4)       45.56%
     (collectively the "MW Group")
     MW Group
         10 East 50th Street
         New York, NY  10022.......................   2,419,667 (5)       45.95%

     Oppenheimer & Co., Inc.
     Oppenheimer Group, Inc.
         Oppenheimer Tower, 6th Floor
         World Financial Center
         New York, NY  10281........................   551,493            10.64%

     Intermarket Corp.
     667 Madison Ave.
     New York, NY  10021.............................. 615,768            11.88%

                                                  (footnotes on following page)

     (1) Except as otherwise indicated in footnotes 2, 3, 4 and 5 hereto, the entities named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.


     (2) Morgens Waterfall Vintiadis & Company, Inc. does not directly own any of the Common Stock or options described in footnote 5 hereto but may be deemed to indirectly beneficially own 238,204 shares of Common Stock, assuming exercise of the options, by virtue of contracts with Phaeton International Ltd., The Common Fund for Non-Profit Organizations and Betje Partners pursuant to which Morgens Waterfall Vintiadis & Company, Inc. provides investment advisory services.


     (3) Edwin H. Morgens does not directly own any of the Common Stock or options described in footnote 5 hereto but may be deemed to indirectly beneficially own 2,387,294 shares of Common Stock, assuming exercise of the options, by virtue of his positions as a managing member of MW Mgt LLC and MW Capital LLC, the general partner of Phoenix Partners LP and Morgens Waterfall Income Partners LP, respectively; as Chairman of the Board of Directors and Secretary of Morgens Waterfall Vintiadis & Company, Inc.; and as Chairman of the Board of Directors and Secretary of Prime, Inc., as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.


     (4) John C. Waterfall directly owns options for 11,500 shares. He may be deemed to indirectly beneficially own 2,387,294 shares of Common Stock, assuming exercise of the options described in footnote 5 hereto, by virtue of his positions as a managing member of MW Mgt LLC and MW Capital LLC, the general partner of Phoenix Partners LP and Morgens Waterfall Income Partners LP, respectively; as President, Assistant Secretary and a Director of Morgens Waterfall Vintiadis & Company, Inc.; as President and a Director of Prime, Inc. (which is the general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P.), as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.


     (5) Includes options, which are immediately exercisable, in the following amounts for each entity: Phoenix Partners LP (2,166 options); Betje Partners (774 options); Phaeton International Ltd. (1,540 options); Morgens Waterfall Income Partners LP (2,338 options); Morgens, Waterfall, Vintiadis & Company, Inc. (6,738 options); Restart Partners L.P. (14,049 options); Restart Partners II, L.P. (20,620 options); Restart Partners III, L.P. (14,500 options); Restart Partners IV, L.P. (9,029 options); MWV Employee Retirement Plan Group Trust (560 options); The Common Fund for Non-Profit Organizations (4,424 options); Edwin H. Morgens (69,440 options); John C. Waterfall (80,940 options).

Security Ownership of Management

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of October 1, 1997, by each director, executive officer and by all executive officers and directors as a group:

                                                                                Common Stock     Percent of
                                  Common         Former Class   Unexercised     Beneficially     Common
 Name of Individual               Stock Owned    A Options      Plan Options    Owned (3)        Stock Owned
 -----------------                -----------    ----------     -------------     ----------       -----------

                                                  (1)             (2)
                                                                  ---
William Westerman                          0            0             0                             *
                                                                                   0
Fredric J. Klink                      30,000            0        11,500             41,500          *
Denis J. Taura                        10,000       10,000        13,250             33,250          *
Douglas P. Anderson                        4            0        43,955             43,959          *
Omer A. Dreiling, II                       0            0        43,955             43,955          *
Neil M. Katchen                            0            0                            7,760
                                                                  7,760                             *
Dennis B. Longmire                       100            0       120,000            120,100          2.26%
James A. Ransweiler                        0            0        51,455             51,455          *
John C. Waterfall (4)              2,317,854       69,440        11,500          2,398,794         45.56%
 Robert L. Willis                      8,109            0        10,989             19,098          *
 John R. Witt                               0           0        12,750             12,750          *
 Joseph R. Weaver, Jr.                      0           0         2,925              2,925          *
All executive officers and
directors                          2,366,067       79,440       330,039          2,775,546         49.62%
   as a group (12 persons)


* Represents less than one percent of the Common Stock outstanding.

(1) These Class A options were canceled and the numbers represent options to purchase shares of Common Stock.

(2) Represents options that have vested and are exercisable as of October 31, 1997.

(3) Except as otherwise indicated in the columns "Former Class A Options" and footnote 1 thereto and "Unexercised Plan Options" and footnote 2 thereto, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

(4) Based on his management positions with the MW Group, Mr. Waterfall may be deemed to indirectly beneficially own 2,387,294 of the securities listed, assuming exercise of all of the options. See footnote 4 to "Security Ownership of Certain Beneficial Owners" table above.



                                 Proposal No. 1
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
             TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

         The Company's Restated Certificate of Incorporation, as currently in effect, (the "Certificate"), provides that the Company's authorized capital stock shall consist of ten million (10,000,000) shares of Common Stock. On August 20, 1997, the Board of Directors unanimously approved and recommended that the stockholders of the Company consider and approve an amendment ("Amendment No. 1") to Article FOUR of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock from ten million (10,000,000) shares to twenty-five million (25,000,000) shares. On August 20, 1997, the Board of Directors declared a three-for-one stock split (to be effected in the form of a stock dividend), subject to obtaining stockholder approval of Amendment No. 1. In the event that stockholder approval of Amendment No. 1 is obtained, the Company will then effect the three-for-one stock split (in the form of a stock dividend), to be paid as soon as practicable after stockholder approval of Amendment No. 1 to holders of record of the Common Stock on October 28, 1997 (the "Stock Split"). A copy of Article FOUR of the Certificate, as proposed to be amended by Proposal No. 1 and Proposal No. 2 hereof, is attached as Annex A.

Increase in Authorized Shares of Common Stock

         In connection with the Stock Split, each holder of shares of the Company's Common Stock would receive two additional shares for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee and director stock option plans and under individual stock option agreement (the "Stock Option Plans") would increase by 200% (and the exercise prices of outstanding options would correspondingly decrease). The proposed Stock Split was approved by the Company's Board of Directors with the intention of benefiting stockholders by obtaining wider market distribution for the Company's Common Stock, as well as improving the marketability of the Common Stock. The Company also recognizes benefits from stock splits relating to the hiring and retention of employees. The proposed increase in the Company's authorized shares of Common Stock would be necessary to effect the Stock Split.

         As of the Record Date, 5,168,784 shares of the Company's Common Stock were outstanding, 901,640 shares were subject to outstanding options granted under the Stock Option Plans and 199,831 shares were reserved and available for issuance under the Stock Option Plans. As a result, prior to effecting the Stock Split, the Company requires a minimum of 6,270,255 shares of the Common Stock authorized for issuance under its Certificate (the "Share Requirement"). Prior to the effectiveness of Amendment No. 1, the Company had only ten million (10,000,000) authorized shares of Common Stock, leaving only 3,729,745 shares outside the Company's current requirements. The Company would not be able to effect the Stock Split given its current authorization of capital stock of ten million (10,000,000) shares as the Stock Split would cause the Share Requirement to increase to 18,810,765 shares resulting in a shortage of 8,810,765 shares that would need to be issued to effect the Stock Split. In the event stockholder approval of this proposal is obtained, following the effectiveness of Amendment No. 1 and the Stock Split, the Company would have a total of 6,189,235 authorized and unissued shares remaining available pursuant to its Certificate. While the Company has no specific, present intentions for the use of such shares, the Company believes that maintaining such a reserve could save the Company time and money in responding to future events requiring the issuance of additional shares of Common Stock such as raising additional capital through the sale of securities in the public market or the acquisition of another company or business. Moreover, such shares may be used in connection with future stock splits, effected by means of an issuance of a stock dividend, if the Board of Directors concludes that it is in the best interest of the Company's stockholders to implement such splits. The additional shares of Common Stock authorized but not required to effect the Stock Split would be available for issuance from time to time by the Board of Directors without further stockholder action. These additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock to a level the Board of Directors believes advisable.

         The additional shares of Common Stock for which authorization is being sought would be identical to the shares of Common Stock of the Company now authorized. Adoption of the proposed Amendment No. 1 and the issuance of Common Stock would not affect the rights of holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. If Amendment No. 1 is adopted, it will become effective upon the filing of Amendment No. 1 with the Secretary of State of the state of Delaware.

Certain Anti-Takeover Effects of Proposed Amendment No. 1

         In addition to the foregoing corporate purposes, under certain circumstances the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance could diminish the voting power of existing stockholders who favor a change in control and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment No. 1 is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

         The Company has in place certain other provisions which have an anti-takeover effect. The Company's Certificate includes provisions which provide, among other things, noncumulative voting for directors and limits on the calling of special meetings. Additionally, certain executive officers of the Company have employment agreements with the Company containing severance provisions which could be triggered in the event of termination of employment following a change of control of the Company, therefore making an acquisition more costly to the acquirer.

         In addition, other potential anti-takeover measures are available to management and the Board of Directors under the laws of Delaware, where the Company is incorporated. Under Delaware statutes, a change in control may be delayed unless holders of a substantial percentage of the outstanding voting securities approve the change of control transaction. Although the Delaware statutes may protect stockholders against partial takeovers and abusive takeover tactics, the effects of the statutes may negatively impact stockholders desiring a change of control in the ways set forth above.

     If Amendment No. 1 is approved by the stockholders, such amendment will become effective upon the filing of a Certificate of Amendment of the Certificate with the Secretary of State of the state of Delaware.



Required Vote

         To be adopted, this proposal requires the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Meeting. The Board of Directors believes that this proposed amendment is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AMENDMENT NO. 1 TO THE CERTIFICATE OF INCORPORATION.


                                 Proposal No. 2
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                     TO AUTHORIZE SHARES OF PREFERRED STOCK

General

         The Certificate, as currently in effect, does not provide for the authorization of any shares of preferred stock of the Company. On August 20, 1997, the Board of Directors unanimously approved and recommended that the stockholders of the Company consider and approve an amendment ("Amendment No. 2") to Article FOUR of the Certificate that would authorize one million (1,000,000) shares of preferred stock issuable in series with the terms of each series to be fixed by the Company's Board of Directors, par value $.01 per share (the "Preferred Stock"). A copy of Article FOUR of the Certificate, as proposed to be amended by Proposal No. 1 and Proposal No.
2 hereof, is attached as Annex A.

Creation of a Class of Preferred Stock

         The Board of Directors has approved, subject to stockholder approval at the Meeting, the authorization of one million (1,000,000) shares of Preferred Stock, which may be issued in one or more series and as to which the Board of Directors is authorized to determine the voting powers, designations, preferences, and rights and the qualifications, limitations, and restrictions thereof, of each such series, including dividend rates, conversion prices, redemption prices, liquidation preferences and voting and other rights. The Certificate currently authorizes no shares of Preferred Stock.

         The Board of Directors considers Amendment No. 2 desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity in connection with financings, possible future acquisitions, other programs to facilitate expansion and growth and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. Such additional shares could also be issued in a public offering or privately placed in order to raise capital for various purposes. Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from the stockholders except as may be required by the rules of the National Association of Securities Dealers Automated Quotation System or any stock exchange on which the Preferred Stock is then listed.

         To the extent that any shares of Preferred Stock may be issued, such Preferred Stock may (a) have priority over the Company's Common Stock with respect to dividends and the assets of the Company upon liquidation; (b) have significant voting power; (c) provide for representation of the holders of the Preferred Stock on the Company's Board of Directors upon the occurrence of certain events; and (d) require the approval of the Preferred Stock for the taking of certain corporate actions, such as mergers. To the extent that any shares of Preferred Stock (including preferred stock convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. Such shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, and thereby defeat a possible takeover attempt which (if stockholders were offered a premium over the market value of their shares) might be viewed as being beneficial to stockholders of the Company. Management of the Company is not aware of any possible takeover attempts at this time.

         Currently, the Company is not engaged in any negotiations concerning the issuance of any shares of Preferred Stock, nor are there any plans, commitments, agreements or understandings relating to the issuance of any shares of Preferred Stock. The timing of the actual issuance of shares of Preferred Stock will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors.

Possible Anti-Takeover Effects of Proposed Amendment No. 2

         The primary purpose of Amendment No. 2 is to provide the Company with the flexibility to raise additional capital from the sale of shares of Preferred Stock and to take advantage of possible future opportunities for which the issuance of shares of Preferred Stock may be deemed advisable without the delay and expense incident to calling a special meeting of the Company's stockholders in any case in which such a meeting would not otherwise be required.

         The issuance of shares of Preferred Stock may be deemed to have an anti-takeover effect since such shares may be used, under certain circumstances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The Preferred Stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company, since the issuance of "blank check" preferred stock may be used for adoption of a stockholders rights plan or "poison pill."

         Amendment No. 2 has not been proposed as an anti-takeover measure nor is the Board of Directors aware of any offers to acquire control of the Company. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

     The possible anti-takeover effects of Amendment No. 2 should be considered together with those discussed above in the proposal to adopt Amendment No. 1.

     If Amendment No. 2 is approved by the stockholders, such amendment will become effective upon the filing of a Certificate of Amendment of the Certificate with the Secretary of State of the state of Delaware.

Required Vote

         To be adopted, this proposal requires the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Meeting. The Board of Directors believes that this proposed amendment is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AMENDMENT NO. 2 TO THE CERTIFICATE OF INCORPORATION.

                                  OTHER MATTERS

         The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders of the Company must be received by the Secretary of the Company at the Company's principal executive office no later than January 1, 1998, in order to be included in the proxy statement and form of proxy for such meeting.

                                             By Order of the Board of Directors


                                             /s/  Joseph R. Weaver, Jr.
                                             --------------------------
                                             Joseph R. Weaver, Jr.
                                             Secretary


October 7, 1997
Irving, Texas

STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

Annex A

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is twenty six million (26,000,000) consisting of twenty five million (25,000,000) shares of common stock, having a par value of $0.01 per share (the "Common Stock") and one million (1,000,000) shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock").

         Each share of Common Stock shall be entitled to one vote upon all matters presented to stockholders and shall have identical rights and privileges in every other respect. Election of directors may occur by written consent of the stockholders without a meeting in accordance with the Corporation's Bylaws.

         Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the preferred stock as preferred stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, relative rights, preferences, and limitations of such series, to the full extent now or hereafter permitted by the laws of the state of Delaware.

Annex B

                           DARLING INTERNATIONAL INC.

             Proxy Solicited on Behalf of the Board of Directors of
            the Company for the Special Meeting of Stockholders to be
                            held on October 28, 1997

         The undersigned hereby appoints Dennis B. Longmire and John R. Witt, or either of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the special meeting of stockholders of Darling International Inc., to be held at The Mansion on Turtle Creek, 2821 Turtle Creek, Dallas, Texas 75219, on October 28, 1997, and at any adjournments thereof, on all matters coming before said meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Proxies cannot vote your shares unless you sign and return this card.

                  (Continued, and to be signed on reverse side)

Proxy Proposal No. 1: Amendment to the Company's Restated Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock

Proposal to approve the amendment to the Company's Restated Certificate of Incorporation in order to increase the number of shares of Common Stock, par value $0.01 per share, authorized for issuance thereunder from ten million (10,000,000) shares to twenty-five (25,000,000) million shares in order to effect a three-for-one-stock split of the Company's Common Stock (in the form of a stock dividend) and to increase the amount of the Company's authorized but unissued stock.

FOR      [    ]                 AGAINST  [    ]                  ABSTAIN  [    ]

Proxy Proposal No. 2: Amendment to the Company's Restated Certificate of Incorporation to Authorize Shares of Preferred Stock

Proposal to approve the amendment to the Company's Restated Certificate of Incorporation in order to authorize one million (1,000,000) shares of preferred stock, par value $0.01 per share, issuable in series with the terms of each series to be fixed by the Board of Directors of the Company.

FOR      [    ]                 AGAINST  [    ]                  ABSTAIN  [    ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [    ]

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _________________________        Date: _______________________


Signature: _________________________        Date: _______________________